Herc Holdings Reports Fourth Quarter and Full Year 2017 Results and
Announces Full Year Guidance for 2018

- Achieves 16.2% growth in equipment rental revenue for the fourth quarter of 2017 and an increase of 10.8% for the full year, compared to prior-year periods
- Dollar utilization increases 360 basis points for the fourth quarter of 2017 and 180 basis points for the full year
- Net income increases to $214.3 million for the fourth quarter of 2017 and to $160.3 million for the full year, including a one-time benefit due to tax reform
- Adjusted EBITDA increases to $177.8 million for the fourth quarter of 2017 and to $585.4 million for the full year
- Provides guidance of $620 million to $655 million for 2018 adjusted EBITDA

Bonita Springs, Fla., February 28, 2018 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the fourth quarter and full year ended December 31, 2017. Equipment rental revenue was $414.5 million and total revenues were $491.7 million in the fourth quarter of 2017, up from $356.7 million and $405.2 million, respectively, for the same period in the prior year. The Company reported net income of $214.3 million, or $7.44 per diluted share, in the fourth quarter of 2017 compared with a net loss of $13.2 million, or $0.47 per diluted share, for the same period in the prior year. The 2017 fourth quarter included an estimated one-time net benefit of $207.1 million, or $7.19 per diluted share, associated with the enactment of the Tax Cuts and Jobs Act of 2017.

Fourth quarter equipment rental revenue increased 16.2%, on a 3.6% increase in average fleet at original equipment cost ("OEC"), compared to the fourth quarter of 2016. Overall pricing improved 3.0% and dollar utilization improved 360 basis points to 38.7% in the fourth quarter of 2017 over the prior-year period. Adjusted EBITDA increased 22.0% to $177.8 million in the fourth quarter, compared to $145.7 million in 2016. See page A-4 for a description of the items excluded in calculating adjusted EBITDA.

"Our strong fourth quarter and full year 2017 results reflect the ongoing implementation of our strategic initiatives," said Larry Silber, president and chief executive officer. "Growth in rental revenue benefited from a combination of strong customer demand, improved fleet mix and pricing optimization as our strategic initiatives continue to focus on urban markets and customer diversification. The traction we are gaining with our own initiatives, together with the overall health of the economy and the potential for increased infrastructure spending and other investments resulting from tax reform, increase our confidence that we are on the right track."

Fourth Quarter Highlights

•
Equipment rental revenue in the fourth quarter of 2017 increased 16.2% to $414.5 million, compared to $356.7 million in the prior-year quarter, while average fleet at OEC increased 3.6%. The double-digit gain in rental revenue reflected growth across all of our regions.

•
Total revenues increased 21.3% in the fourth quarter of 2017 to $491.7 million, compared to $405.2 million in 2016. While the $57.8 million year-over-year increase in rental revenue was a primary contributor to the improvement, sales of revenue earning equipment more than doubled, increasing $33.8 million over the prior year, as the company continued to aggressively shift its fleet mix to higher dollar utilization equipment.

•	Pricing increased 3.0% in the fourth quarter of 2017, compared to the same period in 2016, marking the seventh consecutive quarter of improvement in year-over-year gains.

•	Adjusted EBITDA in the fourth quarter of 2017 increased 22.0% or $32.1 million, to $177.8 million, compared to $145.7 million in the fourth quarter of 2016, reflecting strong rental revenue growth in the quarter.

•
Dollar utilization increased 360 basis points to 38.7% in the fourth quarter of 2017, compared to the prior-year period, reflecting the Company's progress in the strategic diversification of its customer and fleet mix, improved pricing and increased volume.

•
Direct operating expenses increased to $195.4 million in the fourth quarter of 2017, compared to $167.4 million in the prior-year period, primarily due to higher rental activity, which increased transportation and maintenance costs, and investments in branch operating personnel to support revenue growth.

•
Selling, general and administrative expense ("SG&A") increased to $76.0 million in the fourth quarter of 2017, compared to $71.7 million in the prior-year period. The increase was driven primarily by costs associated with additional sales personnel and commissions related to higher revenues.

•
Interest expense in the fourth quarter of 2017 was $38.2 million, an increase of $6.1 million, primarily resulting from a $5.6 million expense related to the redemption of $123.5 million of the Company's senior secured second priority notes (the "Notes") during the quarter.

Full Year 2017 Highlights

•	Equipment rental revenue for 2017 increased 10.8% to $1,499.0 million, compared to $1,352.7 million in 2016, on average fleet growth (at OEC) of 4.2% for the same period.

•
Total revenues increased 12.8% or $199.7 million to $1,754.5 million for 2017, compared to $1,554.8 million in the prior year. The primary components of the increase, rental revenue and sales of revenue earning equipment, accounted for $146.3 million and $68.3 million, respectively. Sales of revenue earning equipment increased 55.8% to $190.8 million for the year ended 2017.

•	Overall pricing increased year-over-year each quarter in 2017. Pricing was up 1.9% for the full year 2017 compared to 2016.

•
The Company reported net income of $160.3 million for 2017, compared with a net loss of $19.7 million in the prior-year period. Net income in 2017 included an estimated one-time net benefit of $207.1 million related to the impact of the Tax Cuts and Jobs Act of 2017 in the fourth quarter, and impairment charges of $29.7 million that were mostly recorded during the second quarter of 2017.

•
Adjusted EBITDA increased to $585.4 million for 2017, which was at the high end of the Company's guidance range for the year. Adjusted EBITDA in 2017 increased $49.2 million, or 9.2%, compared to $536.2 million in 2016.

•	Dollar utilization increased 180 basis points to 35.9% for the full year 2017, compared to 34.1% in 2016, reflecting improvement in customer and fleet mix, improved pricing and increased volume.

•
Direct operating expenses were $721.6 million for 2017, compared to $655.2 million in 2016. The increase was primarily due to higher rental revenue-related costs, such as transportation and fuel expense, as well as investments in branch operations and personnel to support revenue growth.

•
SG&A expense increased to $320.6 million for 2017 compared to $275.2 million in 2016. The increase was driven by higher stand-alone public company costs and costs associated with higher revenues, including additional sales personnel and related commissions, and an increase in provision for bad debt.

•
Interest expense for 2017 was $140.0 million, an increase of $55.8 million compared to 2016. The increase was due to interest incurred for the full year on the Company's Notes in 2017, compared to approximately six months in 2016. In addition, the Company recorded an $11.4 million expense related to the redemption of $247.0 million of the Notes.

Capital Expenditures -- Fleet

•
The Company reported net fleet capital expenditures of $341.3 million for the year ended 2017. Gross fleet capital expenditures were $501.4 million and proceeds from disposals were $160.1 million. The average age of fleet disposals for the full year was 80 months. See page A-5 for the calculation of net fleet capital expenditures.

•
At December 31, 2017, the Company had rental equipment of approximately $3.65 billion at OEC, based on the American Rental Association guidelines. Average OEC increased 3.6% for the fourth quarter of 2017, and 4.2% for 2017, compared to the prior-year periods. Average fleet age was approximately 49 months as of December 31, 2017.

Estimated Impact of U.S. Tax Reform

In December 2017, the Tax Cuts and Jobs Act of 2017 (the "2017 Tax Act") was enacted. The legislation has a significant impact on the current tax environment in the U.S., including the reduction of the federal corporate income tax rate from 35% to 21% in 2018. Subsequent to the enactment of the 2017 Tax Act, the U.S. Securities and Exchange Commission ("SEC") provided guidance on how public companies should report the effects of the 2017 Tax Act in their future SEC filings. The Company is still in the process of analyzing the 2017 Tax Act and refining its calculations, which could potentially impact the measurement of the Company's tax balances. Nevertheless, in accordance with the SEC guidance, the Company has performed an initial analysis of the 2017 Tax Act and recognized an estimated net tax benefit of $207.1 million for the year ended December 31, 2017. This benefit reflects (i) a $245.2 million benefit from the revaluation of the Company's net deferred tax liability based on a U.S. federal tax rate of 21%, partially offset by (ii) a one-time transition tax of $38.1 million on unremitted foreign earnings and profits. The Company elected to utilize current net operating loss carryforwards (“NOL’s”) in 2017 as an offset and therefore expects no cash outlay for the transition tax.  Furthermore, in light of the 2017 Tax Act coupled with our remaining NOL’s, we do not anticipate that the Company will pay federal cash income taxes for at least the next five years.

Strategic Actions

In January 2018, the Company signed an agreement to sell its joint venture interests in Saudi Arabia and Qatar, and is in the process of exiting its operations in the United Kingdom. These strategic actions reflect the decision to simplify the Company's business to focus primarily on growth opportunities in North America.

2018 Guidance

"Our 2018 guidance is based on forecasted strong rental market fundamentals and the positive impact of our strategic initiatives. This year's capital expenditure program reflects the typical rotation of disposal and replacement of equipment purchased approximately seven years ago, as the economy recovered from a severe recession. We plan to continue to grow and optimize our fleet allocation and customer mix to drive improvement in our dollar utilization rate. We are confident that we have the right strategy to grow and diversify our customers and revenues while improving our profitability and achieving adjusted EBITDA growth," added Silber.

Based on the Company's planning assumptions, full year 2018 guidance is as follows:

Outlook            2017 Actual

Adjusted EBITDA             $620 million to $655 million        $585.4 million

Net fleet capital expenditures     $525 million to $575 million        $341.3 million

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because certain items contained in the GAAP measures, which may be significant, cannot be reasonably estimated, such as restructuring and restructuring related charges, special tax items, gains and losses from asset sales and the ultimate outcome of pending litigation.

Earnings Call and Webcast Information

Herc Holdings' fourth quarter 2017 earnings webcast will be held today at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-877-883-0383 and international participants should call + 1-412-902-6506, using the access code: 5192499. Please dial in at least 10 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the company website at IR.HercRentals.com, where it will be archived for 90 days after the call. A telephonic replay will be available for one week. To listen to the archived call by telephone, U.S. participants should dial + 1-877-344-7529 and international participants + 1-412-317-0088 and enter the replay access code: 10115882.

About Herc Holdings Inc.

Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is one of the leading equipment rental suppliers with approximately 275 locations, principally in North America. With over 50 years of experience, we are a full-line equipment rental supplier offering a broad portfolio of equipment for rent. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction and lighting. Our equipment rental business is supported by ProSolutionsTM, our industry-specific solutions-based services, which includes pumping solutions, power generation, climate control, remediation and restoration, and studio and production equipment, and our ProContractor professional grade tools. Our product offerings and services are aimed at helping customers work more efficiently, effectively and safely. The Company has approximately 4,900 employees. Herc Holdings’ 2017 total revenues were approximately $1.75 billion. All references to “Herc Holdings” or the “Company” in this press release refer to Herc Holdings Inc. and its subsidiaries, unless otherwise indicated. For more information on Herc Holdings and its products and services, visit: www.HercRentals.com.

Certain Additional Information
In this release we refer to the following operating measures:

•	Dollar utilization: calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period.

•
OEC: original equipment cost based on the guidelines of the American Rental Association, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date).

Basis of Presentation

The financial information included in this press release is based upon the condensed consolidated financial statements of the Company which are presented in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP). These financial statements and financial information represent only those operations, assets, liabilities and equity that form Herc Holdings on a stand-alone basis. As the spin-off occurred on June 30, 2016, amounts for the first half of 2016 represent carve-out financial results.

Forward-Looking Statements

This release contains statements, including those under "2018 Guidance," that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including:

•
Risks related to material weaknesses in our internal control over financial reporting and the restatement of financial statements previously issued by Hertz Global Holdings, Inc. (in its form prior to the spin-off that effected the separation of the car rental business from us, “Hertz Holdings”), including that: we have identified material weaknesses in our internal control over financial reporting that may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, which may adversely affect investor and lender confidence in us and, as a result, the value of our common stock and our ability to obtain future financing on acceptable terms, and we may identify additional material weaknesses; our efforts to design and implement an effective control environment may not be sufficient to remediate the material weaknesses, or to prevent future material weaknesses; such material weaknesses could result in a material misstatement of our consolidated financial statements that would not be prevented or detected; we receive certain transition services from Hertz Rental Car Holding Company, Inc. n/k/a Hertz Global Holdings, Inc. ("New Hertz") pursuant to the transition services agreement covering information technology ("IT") services and other areas, which impact our control environment and, therefore, our internal control over financial reporting; we continue to expend significant costs and devote management time and attention and other resources to matters related to our internal control over financial reporting; our material weaknesses could expose us to additional risks that could materially adversely affect our ability to execute our strategic plan and our financial position, results of operations and cash flows; any significant disruption or deficiency in the design of or implementing new IT systems, including the migration of systems from New Hertz, could materially adversely affect our ability to accurately maintain our books and records or otherwise operate our business; and Hertz Holdings' restatement has been costly and has resulted in government investigations and other legal actions, and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows;

•	Business risks could have a material adverse effect on our business, results of operations, financial condition and/or liquidity, including:

◦
the cyclicality of our business, and its dependence on levels of capital investment and maintenance expenditures by our customers; a slowdown in economic conditions or adverse changes in the level of economic activity or other economic factors specific to our customers or their industries, in particular, contractors and industrial customers;

◦
our business is heavily reliant upon communications networks and centralized IT systems and the concentration of our systems creates or increases risks for us, including the risk of the misuse or theft of information we possess, including as a result of cyber security breaches or otherwise, which could harm our brand, reputation or competitive position and give rise to material liabilities;

◦	we may fail to maintain, upgrade and consolidate our IT networks;

◦	we may fail to respond adequately to changes in technology and customer demands;

◦	intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices;

◦	our success depends on our ability to attract and retain key management and other key personnel, and the ability of new employees to learn their new roles;

◦	we may have difficulty obtaining the resources that we need to operate, or our costs to do so could increase significantly;

◦	any occurrence that disrupts rental activity during our peak periods, given the seasonality of the business, especially in the construction industry;

◦
doing business in foreign countries exposes us to additional risks, including under laws and regulations that may conflict with U.S. laws and those under anticorruption, competition, economic sanctions and anti-boycott regulations;

◦	some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code;

◦
changes in the legal and regulatory environment that affect our operations, including with respect to taxes, consumer rights, privacy, data security and employment matters, could disrupt our business and increase our expenses;

◦	an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact;

◦	other operational risks such as: any decline in our relations with our key national account customers or the amount of equipment they rent from us; our equipment rental fleet is subject to residual value risk upon disposition, and may not sell at the prices we expect; maintenance and repair costs associated with our equipment rental fleet could materially adversely affect us; we may be unable to protect our trade secrets and other intellectual property rights; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; we may face issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any change to them impacting our markets, could materially adversely affect us; and strategic acquisitions could be difficult to identify and implement and could disrupt our business or change our business profile significantly;

•
Risks related to the spin-off, which effected our separation from New Hertz, such as: the liabilities we have assumed and will share with New Hertz in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes, including for reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; if New Hertz fails to pay its tax liabilities under the tax matters agreement or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; the loss of the Hertz brand and reputation could materially adversely affect our ability to attract and retain customers; we have limited operating history as a stand-alone public company, and our historical financial information for periods prior to July 1, 2016 is not necessarily representative of the results that we would have achieved as a separate, publicly traded company, and may not be a reliable indicator of our future results; our ability to engage in financings, acquisitions and other strategic transactions using equity securities is limited due to the tax treatment of the spin-off; and the spin-off may be challenged by creditors as a fraudulent transfer or conveyance;

•
Risks related to our substantial indebtedness, such as: our substantial level of indebtedness exposes us or makes us more vulnerable to a number of risks that could materially adversely affect our financial condition, results of operations, cash flows, liquidity and ability to compete; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; and any additional debt we incur could further exacerbate these risks;

•
Risks related to the securities market and ownership of our stock, including that: the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and

•
Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, under Item 1A "Risk Factors" and in our other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

Information Regarding Non-GAAP Financial Measures

In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release which is not calculated according to GAAP (“non-GAAP”), such as adjusted EBITDA. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.

(See Accompanying Tables)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Revenues:
Equipment rental	$414.5	$356.7	$1,499.0	$1,352.7
Sales of revenue earning equipment	62.3	28.5	190.8	122.5
Sales of new equipment, parts and supplies	12.0	17.3	52.3	68.2
Service and other revenue	2.9	2.7	12.4	11.4
Total revenues	491.7	405.2	1,754.5	1,554.8
Expenses:
Direct operating	195.4	167.4	721.6	655.2
Depreciation of revenue earning equipment	95.4	95.4	378.9	350.5
Cost of sales of revenue earning equipment	57.1	32.4	192.0	144.0
Cost of sales of new equipment, parts and supplies	9.2	13.8	39.5	53.0
Selling, general and administrative	76.0	71.7	320.6	275.2
Impairment	0.4	—	29.7	—
Interest expense, net	38.2	32.1	140.0	84.2
Other income, net	(1.1)	(0.2)	(3.4)	(2.4)
Total expenses	470.6	412.6	1,818.9	1,559.7
Income (loss) before income taxes	21.1	(7.4)	(64.4)	(4.9)
Income tax benefit (provision)	193.2	(5.8)	224.7	(14.8)
Net income (loss)	$214.3	$(13.2)	$160.3	$(19.7)
Weighted average shares outstanding:
Basic	28.3	28.3	28.3	28.3
Diluted	28.8	28.3	28.6	28.3
Earnings (loss) per share:
Basic	$7.57	$(0.47)	$5.66	$(0.70)
Diluted	$7.44	$(0.47)	$5.60	$(0.70)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In millions)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$41.5	$24.0
Restricted cash and cash equivalents	—	7.0
Receivables, net of allowance	386.3	293.3
Inventory	23.7	24.1
Prepaid expenses and other current assets	23.0	23.3
Total current assets	474.5	371.7
Revenue earning equipment, net	2,374.6	2,390.0
Property and equipment, net	286.3	272.0
Goodwill and intangible assets, net	374.9	394.9
Other long-term assets	38.1	34.7
Deferred tax assets	1.3	2.7
Total assets	$3,549.7	$3,466.0
LIABILITIES AND EQUITY
Current maturities of long-term debt and financing obligations	$25.4	$15.7
Accounts payable	152.0	139.0
Accrued liabilities	113.3	88.2
Total current liabilities	290.7	242.9
Long-term debt, net	2,137.1	2,178.6
Financing obligations, net	112.9	—
Deferred taxes	462.8	694.8
Other long-term liabilities	35.8	32.0
Total liabilities	3,039.3	3,148.3
Total equity	510.4	317.7
Total liabilities and equity	$3,549.7	$3,466.0

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOW
(In millions)

	Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$160.3	$(19.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of revenue earning equipment	378.9	350.5
Depreciation of property and equipment	46.8	39.7
Amortization of intangible assets	4.7	5.1
Amortization of deferred debt and financing costs	6.4	5.6
Stock-based compensation charges	10.1	5.5
Impairment	29.7	—
Provision for receivables allowance	52.4	44.4
Deferred taxes	(228.4)	12.3
Loss on sale of revenue earning equipment	1.2	21.5
Income from joint ventures	(1.9)	(2.3)
Other	5.8	8.6
Changes in assets and liabilities:
Receivables	(131.6)	(59.2)
Inventory, prepaid and other assets	(2.1)	(19.0)
Accounts payable	(10.0)	9.2
Accrued liabilities and other long-term liabilities	19.4	31.2
Net cash provided by operating activities	341.7	433.4
Cash flows from investing activities:
Net change in restricted cash and cash equivalents	7.0	—
Revenue earning equipment expenditures	(501.4)	(468.3)
Proceeds from disposal of revenue earning equipment	160.1	115.4
Non-rental capital expenditures	(74.6)	(47.8)
Proceeds from disposal of property and equipment	5.9	5.7
Net cash used in investing activities	(403.0)	(395.0)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	1,235.0
Repayments of long-term debt	(247.0)	—
Proceeds from revolving lines of credit	561.9	1,791.0
Repayments on revolving lines of credit	(339.2)	(881.0)
Proceeds from financing obligations	119.5	—
Net financing activities with THC and affiliates	—	(2,139.3)
Payment of financing obligations and debt financing costs	(2.7)	(41.5)
Other financing activities, net	(15.0)	(2.9)
Net cash provided by (used in) financing activities	77.5	(38.7)
Effect of foreign exchange rate changes on cash and cash equivalents	1.3	(0.4)
Net increase (decrease) in cash and cash equivalents during the period	17.5	(0.7)
Cash and cash equivalents at beginning of period	24.0	24.7
Cash and cash equivalents at end of period	$41.5	$24.0
Supplemental disclosure of non-cash investing activity:
Purchases of revenue earning equipment in accounts payable	$22.8	$15.1
Disposals of revenue earning equipment in accounts receivable	$12.6	$—
Non-rental capital expenditures in accounts payable	$—	$7.8

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited

EBITDA and adjusted EBITDA are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and adjusted EBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of revenue earning equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock-based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on the disposal of a business and certain other items. Management uses EBITDA and adjusted EBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company's performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. However, EBITDA and adjusted EBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. The reconciliation of EBITDA and adjusted EBITDA to net income (loss) is presented below:

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$214.3	$(13.2)	$160.3	$(19.7)
Income tax provision (benefit)	(193.2)	5.8	(224.7)	14.8
Interest expense, net	38.2	32.1	140.0	84.2
Depreciation of revenue earning equipment	95.4	95.4	378.9	350.5
Non-rental depreciation and amortization	13.8	11.9	51.5	44.8
EBITDA	168.5	132.0	506.0	474.6
Restructuring charges	(0.2)	0.5	1.2	4.0
Restructuring related charges(1)	0.2	—	4.3	2.9
Spin-Off costs	8.2	11.5	35.2	49.2
Non-cash stock-based compensation charges	2.6	1.7	10.1	5.5
Impairment	0.4	—	29.7	—
Other(2)	(1.9)	—	(1.1)	—
Adjusted EBITDA	$177.8	$145.7	$585.4	$536.2
(1) Represents incremental costs incurred directly supporting restructuring initiatives.
(2) Comprised primarily of a gain on sale of real estate of $2.3 million during the three months and year ended December 31, 2017, partially offset by transaction costs of $0.3 million and $0.9 million for the three months and year ended December 31, 2017, respectively.

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
NET REVENUE EARNING EQUIPMENT EXPENDITURES

	Years Ended December 31,
(in millions)	2017	2016
Revenue earning equipment expenditures	$501.4	$468.3
Proceeds from disposals of revenue earning equipment	(160.1)	(115.4)
Net revenue earning equipment expenditures	$341.3	$352.9